                                   EXHIBIT 4.10

        [If the Holder of this Security is a depository, such as The Depository Trust Company ("DTC") or a nominee of DTC, this Security is a Global Security and insert the following two legends:

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

        UNLESS THE SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),] TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO. OR IN] SUCH [OTHER] NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] [DTC] (AND ANY PAYMENT IS MADE TO [CEDE & CO. OR TO] SUCH [OTHER] ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF[, CEDE & CO.,] HAS AN INTEREST HEREIN.]

        [If this security is an Original Issue Discount Security, insert -- FOR PURPOSES OF SECTION 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS __________, AND THE YIELD TO MATURITY IS ___%. [[THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF __________ TO __________, IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]]

NO. ___  $__________

                               SAFECO CORPORATION

                             [Designation of Series]

        SAFECO Corporation, a Washington corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of

______________ Dollars ($________) on ______________,____ [If the Security is to
bear interest prior to Maturity, insert -- , and to pay interest thereon from ______ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on _________ and __________ in each year, commencing _____________, [If the Security is to bear interest at a fixed rate, insert -- at the rate of ___% per annum] [If the Security is to bear interest at an adjustable rate, insert -- at a rate per annum computed or determined in accordance with the provisions below], until the principal hereof is paid or made available for payment [If applicable, insert --, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment and such interest shall be payable on demand]. [If applicable, insert -- Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be, to such next Business Day.] The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be ______________ or ______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue or having been such holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        [If the Security is not to bear interest prior to Maturity, insert - - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration or redemption or at the Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

        Payment of the principal of and [If applicable, insert - - any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [If applicable, insert -- ; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;] [If applicable, insert -- provided, further, that payment to [DTC or] any [successor] depository may be made by wire transfer to the account designated by [DTC or] such [successor] depository in writing].

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________, 20__ (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Company and ___________________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount of $_________].

        Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on _________ __, _____, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day immediately preceding the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof or in the case of Bearer Securities $5,000 or an integral multiple of $5,000), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $______ aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in _______________, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted (in the case of Bearer Securities, any Bearer Security surrendered for conversion must be accompanied by all Coupons maturing subsequent to the date of surrender of such Bearer Security for conversion or the amount of any such missing Coupons will be deducted from the amount due on such Security used to determine the amount of shares of Common Stock such Bearer Security may be converted into), and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date such that the conversion right of this Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in funds reasonably acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted (with similar provision to be made for Bearer Securities). In case surrender of this Security for conversion shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date and if this Security or portion hereof has been called for redemption on a Redemption Date with the consequence that the conversion right of this Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Security will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer or conveyance by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer or conveyance (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of nonelecting shares).

        The indebtedness evidenced by the Securities is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all indebtedness and obligations of the Company as are defined in the Indenture as "Senior Indebtedness," and this Security is issued subject to the provisions of the Indenture with respect thereto, and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of this Security, shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [If the Security is an Original Issue Discount Security, insert - - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

        [If applicable, insert -- The Securities may not be redeemed prior to the Stated Maturity.]

        [If applicable, insert -- The Securities are not subject to any sinking fund.]

        [If applicable, insert -- The Securities are subject to redemption [ (l) [If applicable, insert -- on __________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and
(2)] [If applicable, insert -- at any time [on or after __________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed on or before __________, ___% and if redeemed during the 12-month period beginning __________ of the years indicated at the Redemption Prices indicated below:

                    Year               Redemption Price
                    ----               ----------------

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert -- The Securities are subject to redemption (1) on __________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: if redeemed during the 12-month period beginning __________ of the years indicated below:

                                                       Redemption Price for
                     Redemption Price for           Redemption Otherwise than
                 Redemption through Operation        through Operation of the
    Year             of the Sinking Fund                   Sinking Fund
    ----         ----------------------------        ------------------------

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum.]

        [If applicable, insert -- The sinking fund for the Securities provides for the redemption on __________ in each year, beginning with the year _____ and ending with the year _____, of [not less than] $__________ [("mandatory sinking fund") and not more than $__________] aggregate principal amount of the Securities of this series. [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order].]]

        [If applicable, insert -- Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.]

        In the event of [If applicable, insert -- redemption or] conversion of this Security in part only, a new Security or Securities for the [If applicable, insert -- unredeemed or] unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Securities and of any Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security, at the times, place and rate, and in the coin or currency, herein or to convert this Security, and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein and in this Security, the transfer of this Security may be registered on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        [If applicable, insert -- The Securities are issuable only in registered form [without coupons] in the denominations of $__________ and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations set forth in the Indenture, and in this Security, the Securities are exchangeable for a like aggregate principal amount of Securities of this series in different authorized denominations, as requested by the Holders surrendering the same.]

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        [If applicable, insert -- The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Securities (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment, to pay and discharge the entire indebtedness on all Securities of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.]

        This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into, and in each case, performed in said State.

        All terms used in this Security without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                  [Remainder of Page Intentionally Left Blank]

        Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        SAFECO CORPORATION

        [SEAL]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


        ATTEST:

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                         ------------------------------

                                        AS TRUSTEE

Dated:

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
                                        as an Authorized Officer